SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report: September 12, 2007

WHITEMARK HOMES, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	0-8301	25-1302097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 South Central Avenue, Suite 1000, Oviedo, FL	32765
(Address of principal executive offices)	(Zip code)

(407) 366-9668
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 12, 2007, the Board of Directors (the “Board”) of Whitemark Homes, Inc., a Colorado corporation (the “Company”) appointed Mr. Douglas Kanter and Mr. Tom Thomas to serve as Directors of the Company. Messrs. Kanter and Thomas have been appointed by the sole Director to fill the two (2) vacancies existing on the Board and both shall serve until the next annual meeting of the shareholders of the Company or until their successors are duly elected, qualified and seated.

Mr.  Kanter currently serves as President of the Company, and is a residential real estate developer and investor. He has been a licensed general contractor of over twenty-five (25) years. Mr. Kanter has served as President of Flamingo Building Corporation since 1996. Mr. Kanter graduated from the University of Florida in 1975 with a degree in Building Construction from the School of Architecture.

Mr. Thomas retired from Sun Microsystems in July 2004 after sixteen (16) years of service in various regional, national and global positions. At the time of his resignation, Mr. Thomas was Director of Worldwide OEM Partners. Since his retirement, Mr. Thomas has been involved in the real estate industry. Mr. Thomas graduated from Florida State University in 1981.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007	WHITEMARK HOMES, INC.

	By:	/s/ Douglas Kanter
	Name:	Douglas Kanter
	Title:	President

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